Exhibit 99.1

FXCM Inc. Announces Third Quarter 2014 Results

Releases October 2014 Operating Metrics

Record Month of Retail and Institutional Volume

Third Quarter 2014 Highlights:

•	U.S. GAAP revenues of $116.1 million, up 3% versus the same period in 2013 and 19% from the second quarter 2014

•	U.S. GAAP net income attributable to FXCM Inc. of $2.4 million or $0.05 per fully diluted share versus a loss of $0.15 per fully diluted share for the same period in 2013 and a loss of $0.08 per fully diluted share in the second quarter 2014

•	Adjusted EBITDA of $28.4 million, down 14% versus the same period in 2013 and up 112% from the second quarter 2014

•	Net income on an adjusted basis of $8.4 million or $0.11 per fully exchanged, fully diluted share down 13% and 15% respectively versus the same period in 2013 and versus a loss of $1.5 million or $0.02 per share in the second quarter 2014

•	Adding back tax-effected amortization and stock based compensation, net income on an adjusted basis would have been $0.17 per share for the quarter

•	Strong growth in client equity to $1.33 billion - up 12% year-to-date and up 2% from June 30, 2014

October 2014 Operating Metrics Highlights:

•	Retail customer trading volume of $509 billion, 62% higher than October 2013 and a record for FXCM

•	Institutional customer trading volume of $393 billion, 123% higher than October 2013 and a record for FXCM

NEW YORK – November 6, 2014 – FXCM Inc. (NYSE:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended September 30, 2014, U.S. GAAP revenues of $116.1 million, compared to $113.2 million for the quarter ended September 30, 2013, an increase of 3%. U.S. GAAP net income attributable to FXCM Inc. was $2.4 million for the Third Quarter 2014 or $0.05 per diluted share, compared to U.S. GAAP net loss of $5.1 million or $0.15 per diluted share for the Third Quarter 2013.

For the nine months ended September 30, 2014, U.S. GAAP revenues were $329.1 million, compared to $376.2 million for the nine months ended September 30, 2013, a decrease of 13%. U.S. GAAP net income attributable to FXCM Inc. was $1.4 million for the nine months ended September 30, 2014 or $0.03 per diluted share, compared to U.S. GAAP net income of $11.9 million or $0.37 per diluted share for the nine months ended September 30, 2013, a decrease of 88% and 92% respectively.

“At the beginning of this quarter, volatility in the currency markets hit all-time lows but conditions notably improved in September,” said Drew Niv, Chief Executive Officer. “The improvement continued into October and we are pleased to announce that October is our second consecutive month of record retail and institutional volumes.”

“With our client equity increasing by 12% year-to-date to over $1.3 billion and with overwhelming positive feedback from clients on our new retail forex pricing model which we recently announced,” continued Niv, “we believe we are well positioned for the future even if trading conditions were to moderate.”

Adjusted EBITDA for the Third Quarter 2014 was $28.4 million, compared to $33.0 million for the Third Quarter 2013, a decrease of 14%. Net income on an adjusted basis was $8.4 million or $0.11 per diluted, fully exchanged share for the Third Quarter 2014, compared to Net income on an adjusted basis of $9.7 million or $0.13 per diluted, fully exchanged share for the Third Quarter 2013, a decrease of 13% and 15% respectively.

Adjusted EBITDA for the nine months ended September 30, 2014 was $66.5 million, compared to $131.2 million for the nine months ended September 30, 2013, a decrease of 49%. Net income on an adjusted basis was $12.1 million or $0.15 per diluted, fully exchanged share for the nine months ended September 30, 2014, compared to $50.5 million or $0.66 per diluted, fully exchanged share for the nine months ended September 30, 2013, a decrease of 76% and 77% respectively.

Adjusted EBITDA, Net income on an adjusted basis and Net income on an adjusted basis per diluted, fully exchanged share are Non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Non-GAAP Financial Measures” beginning on A-3 of this release for additional information regarding these Non-GAAP financial measures and for reconciliations of such measures to the most directly comparable measures calculated in accordance with U.S. GAAP.

FXCM Inc. today announced certain key operating metrics for October 2014 for its retail and institutional foreign exchange businesses. Monthly activities included:

October 2014 Operating Metrics

Retail Trading Metrics

•	Retail customer trading volume(1) of $509 billion in October 2014, 23% higher than September 2014 and 62% higher than October 2013.

•	Average retail customer trading volume(1) per day of $22.1 billion in October 2014, 18% higher than September 2014 and 61% higher than October 2013.

•	An average of 584,080 retail client trades per day in October 2014, 21% higher than September 2014 and 54% higher than October 2013.

•	Tradeable accounts(2) of 220,180 as of October 31, 2014, an increase of 8,161, or 4%, from September 2014, and an increase of 31,366,or 17%, from October 2013.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $393 billion in October 2014, 9% higher than September 2014 and 123% higher than October 2013.

•	Average institutional trading volume(1) per day of $17.1 billion in October 2014, 4% higher than September 2014 and 122% higher than October 2013.

•	An average of 41,098 institutional client trades per day in October 2014, 4% higher than September 2014 and 41% higher than October 2013.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website www.fxcm.com.

(1) Volume that FXCM customers traded in period is translated into US dollars.

(2) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Selected Operating Metrics

	(Unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change

Total retail trading volume ($ in billions)	$977	$980	0%	$2,683	$3,173	-15%

Total institutional trading volume ($ in billions)	$881	$576	53%	$2,023	$1,507	34%

Total active accounts	184,003	182,146	1%	184,003	182,146	1%

Trading days in period	66	66	0%	194	194	0%

Daily average retail trades	406,190	417,845	-3%	389,478	457,620	-15%

Daily average trades per active account	2.2	2.3	-4%	2.1	2.5	-16%

Retail trading revenue per million traded	$90	$89	1%	$91	$89	2%

Total customer equity ($ in millions)	$1,332	$1,264	5%	$1,332	$1,264	5%

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on December 31, 2014 to Class A stockholders of record at the close of business on December 19, 2014.

Share Repurchase Program

FXCM Inc. today announced that its board of directors increased its share repurchase program from $80 million to $130 million of its Class A common stock and/or FXCM Holdings, LLC units. Under this program, shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. This leaves approximately $67.4 million under the plan for future purchases, given the shares the company has already acquired to date.

Conference Call

As previously announced, the Company will host a conference call to discuss the results at 4:45 p.m. (EDT). This conference call will be available to domestic participants by dialing 877.445.4603 and 443.295.9270 for international participants. The conference ID number is 19312585.

A live audio webcast, a copy of FXCM's earnings release, and presentation slides for this conference call will be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference (“CFD”) products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

Contacts

For Media:
FXCM Inc.
Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications
jklein@fxcm.com

ANNEX I

FXCM Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Retail trading revenue	$87,826	$86,974	$244,222	$282,296
Institutional trading revenue	24,417	22,856	72,354	82,204
Trading revenue	112,243	109,830	316,576	364,500

Interest income	637	537	1,893	1,886
Brokerage interest expense	(199)	(63)	(459)	(187)
Net interest income	438	474	1,434	1,699

Other income	3,466	2,944	11,072	10,046
Total net revenues	116,147	113,248	329,082	376,245

Operating Expenses

Compensation and benefits	27,572	28,809	86,283	78,929
Allocation of net income to Lucid members for services provided	1,483	2,996	6,771	18,000
Total compensation and benefits	29,055	31,805	93,054	96,929
Referring broker fees	20,998	20,709	56,615	64,481
Advertising and marketing	5,071	6,305	18,652	19,813
Communication and technology	13,434	10,111	37,684	28,231
Trading costs, prime brokerage and clearing fees	8,021	6,809	24,257	23,708
General and administrative	17,219	27,949	48,898	53,843
Depreciation and amortization	15,041	12,849	40,793	37,304
Total operating expenses	108,839	116,537	319,953	324,309
Total operating income (loss)	7,308	(3,289)	9,129	51,936
Other Expense
Loss on equity method investments, net	376	183	910	728
Interest on borrowings	3,028	2,869	9,121	4,976
Income (loss) before income taxes	3,904	(6,341)	(902)	46,232
Income tax provision	1,144	2,444	1,648	16,793
Net income (loss)	2,760	(8,785)	(2,550)	29,439
Net income (loss) attributable to non-controlling interest in FXCM Holdings, LLC	1,538	(3,133)	1,756	21,190
Net loss attributable to other non-controlling interests	(1,170)	(530)	(5,697)	(3,613)
Net income (loss) attributable to FXCM Inc.	$2,392	$(5,122)	$1,391	$11,862

Weighted average Class A shares outstanding - Basic	42,963	33,718	40,108	30,983
Weighted average Class A shares outstanding - Diluted	43,819	34,469	42,367	32,009

Net lncome (loss) per Class A Share
Basic	$0.06	$(0.15)	$0.03	$0.38
Diluted	$0.05	$(0.15)	$0.03	$0.37

A-1

FXCM Inc.
Condensed Consolidated Statements of Financial Condition
As of September 30, 2014 and December 31, 2013
(Amounts in thousands except share data)
	(Unaudited)
	September 30,	December 31,
	2014	2013

Assets

Current assets
Cash and cash equivalents	$326,730	$365,245
Cash and cash equivalents, held for customers	1,332,399	1,190,880
Restricted time deposits	3,648	-
Trading securities	633	-
Due from brokers	32,960	5,450
Accounts receivable and other receivables, net	20,344	19,806
Deferred tax asset	5,215	11,910
Total current assets	1,721,929	1,593,291

Restricted time deposits	5,472	-
Deferred tax asset	174,309	166,576
Office, communication and computer equipment, net	48,438	49,165
Goodwill	326,100	307,936
Other intangible assets, net	66,224	76,713
Notes receivable	9,608	5,950
Other assets	32,329	24,316
Total assets	$2,384,409	$2,223,947

Liabilities and Equity

Current liabilities
Customer account liabilities	$1,332,399	$1,190,880
Accounts payable and accrued expenses	56,773	69,697
Credit agreement	30,000	-
Notes payable	7,460	9,800
Due to brokers	916	8,652
Securities sold, not yet purchased	3,815	-
Deferred tax liability	218	-
Due to related parties pursuant to tax receivable agreement	20,276	18,588
Total current liabilities	1,451,857	1,297,617
Deferred tax liability	3,078	3,687
Due to related parties pursuant to tax receivable agreement	131,562	131,670
Senior convertible notes	150,236	146,303
Other liabilities	6,052	9,289
Total liabilities	1,742,785	1,588,566

Commitments and Contingencies

Stockholders' Equity
Class A common stock, par value $0.01 per share;	462	447
3,000,000,000 shares authorized, 46,204,590 and 44,664,884 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively
Class B common stock, par value $0.01 per share;	1	1
1,000,000 shares authorized, 34 and 41 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively
Additional paid-in capital	260,231	245,426
Retained earnings	9,485	16,352
Accumulated other comprehensive loss	(7,487)	(5,344)
Total stockholders' equity, FXCM Inc.	262,692	256,882
Non-controlling interests	378,932	378,499
Total stockholders' equity	641,624	635,381
Total liabilities and stockholders' equity	$2,384,409	$2,223,947

A-2

Non-GAAP Financial Measures

We use Non-GAAP financial measures to evaluate our operating performance, as well as the performance of individual employees. Management believes that the disclosed Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures are useful to investors to compare FXCM's results across several periods and facilitate an understanding of FXCM's operating results. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies.

Adjusted Non-GAAP results begin with information prepared in accordance with U.S. GAAP, adjusted to exclude certain items and reflects the conversion of all units of Holdings for shares of Class A common stock of FXCM Inc. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Non-GAAP and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of Holdings for FXCM Inc. Class A Shares. As a result of the exchange of Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all Holdings units.

2.	Compensation Expense. Adjustments have been made to eliminate expense relating to stock based compensation relating to the Company’s IPO as well as costs associated with the acquisition of V3 Markets, LLC. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

3.	Lucid Minority Interest/Compensation Expense. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of net income to Lucid members for services provided. Adjustments have been made to reclassify this allocation of Lucid's earnings attributable to non-controlling members to “Net (loss) income attributable to other non-controlling interests”. The Company's management believes that this reclassification provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income as reported by the Company.

4.	Acquisition Costs/Income. Adjustments have been made to eliminate certain acquisition related costs/income. Given the nature of these items, they are not viewed by management as expenses/income incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these items.

A-3

5.	Regulatory Costs. Adjustments have been made to eliminate certain costs (including client reimbursements) associated with ongoing discussions and settling certain regulatory matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

6.	Income Taxes. Prior to the IPO, FXCM was organized as a series of limited liability companies and foreign corporations, and even following the IPO, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates. This assumption is consistent with the assumption that all of Holdings units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, adjusted income tax provision reflects the tax effect of any Non-GAAP adjustments.

A-4

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Financial Measures(1)
	Three Months Ended September 30,
	2014			2013
	GAAP Basis As Reported	Non-GAAP Adjustments	Non-GAAP Measures	GAAP Basis As Reported	Non-GAAP Adjustments	Non-GAAP Measures

Net revenues(2)	$116,147	$(360)	$115,787	$113,248	$-	$113,248

Compensation and benefits(3)	$29,055	$(3,715)	$25,340	$31,805	$(8,611)	$23,194

General and administrative(4)	$17,219	$(3,116)	$14,103	$27,949	$(15,000)	$12,949

Depreciation and amortization(5)	$15,041	$(1,097)	$13,944	$12,849	$-	$12,849

Total operating income (loss)	$7,308	$7,568	$14,876	$(3,289)	$23,611	$20,322

Income (loss) before income taxes	$3,904	$7,568	$11,472	$(6,341)	$23,611	$17,270

Income tax provision(6)	$1,144	$1,567	$2,711	$2,444	$2,692	$5,136

Net income (loss)	$2,760	$6,001	$8,761	$(8,785)	$20,919	$12,134

Net income (loss) attributable to non-controlling interest in FXCM Holdings, LLC(7)	$1,538	$(1,538)	$-	$(3,133)	$3,133	$-

Net (loss) income attributable to other non-controlling interests(8)	$(1,170)	$1,483	$313	$(530)	$2,996	$2,466

Net income (loss) attributable to FXCM Inc.	$2,392	$6,056	$8,448	$(5,122)	$14,790	$9,668

Diluted weighted average shares outstanding as reported and Non-GAAP fully exchanged, fully diluted weighted average shares outstanding(9)	43,819		79,611	34,469		76,374

Diluted net income (loss) per share as reported and adjusted Non-GAAP net income per fully exchanged, fully diluted weighted average shares outstanding	$0.05	$0.06	$0.11	$(0.15)	$0.28	$0.13

A-5

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Financial Measures(1)
	Nine Months Ended September 30,
	2014			2013
	GAAP Basis As Reported	Non-GAAP Adjustments	Non-GAAP Measures	GAAP Basis As Reported	Non-GAAP Adjustments	Non-GAAP Measures

Net revenues(2)	$329,082	$(4,032)	$325,050	$376,245	$-	$376,245

Compensation and benefits(3)	$93,054	$(13,410)	$79,644	$96,929	$(27,736)	$69,193

Communication and technology(10)	$37,684	$(206)	$37,478	$28,231	$-	$28,231

General and administrative(4)	$48,898	$(7,860)	$41,038	$53,843	$(15,000)	$38,843

Depreciation and amortization(5)	$40,793	$(1,097)	$39,696	$37,304	$-	$37,304

Total operating income	$9,129	$18,541	$27,670	$51,936	$42,736	$94,672

(Loss) income before income taxes	$(902)	$18,541	$17,639	$46,232	$42,736	$88,968

Income tax provision(6)	$1,648	$2,516	$4,164	$16,793	$7,303	$24,096

Net (loss) income	$(2,550)	$16,025	$13,475	$29,439	$35,433	$64,872

Net income attributable to non-controlling interest in FXCM Holdings, LLC(7)	$1,756	$(1,756)	$-	$21,190	$(21,190)	$-

Net (loss) income attributable to other non-controlling interests(8)	$(5,697)	$7,061	$1,364	$(3,613)	$18,000	$14,387

Net income attributable to FXCM Inc.	$1,391	$10,720	$12,111	$11,862	$38,623	$50,485

Diluted weighted average shares outstanding as reported and Non-GAAP fully exchanged, fully diluted weighted average shares outstanding(9)	42,367		78,899	32,009		75,952

Diluted net income per share as reported and adjusted Non-GAAP net income per fully exchanged, fully diluted weighted average shares outstanding	$0.03	$0.12	$0.15	$0.37	$0.29	$0.66

A-6

(1) The presentation includes Non-GAAP financial measures. These Non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP.

(2) Represents the elimination of a $0.4 million benefit in Q3 2014 attributable to the remeasurement of our tax receivable agreement liability to reflect a revised effective tax rate and the elimination of a $3.7 million benefit recorded to reduce the contingent consideration related to the Faros acquisition.

(3) Represents the elimination of stock-based compensation associated with the IPO, expense of $3.5 million connected to the termination of an employment contract in Q3 2013, the elimination of V3 acquisition costs in Q1 2014 and the reclassification of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes to Net (loss) income attributable to other non-controlling interests.

(4) Represents the net expense relating to pre-August 2010 trade execution practices and other regulatory fees and fines in 2014 & 2013, the charge related to put option payments for Online Courses in 2014 (Q2 2014 $1.3 million and Q3 2014 $2.3 million) and the elimination of V3 acquisition costs in Q1 2014.

(5) Represents a $1.1 million impairment charge to write down the value of an electronic foreign exchange trading platform in Q3 2014.

(6) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 23.6% and 29.7% for the three months ended September 30, 2014 and 2013, respectively, and 23.6% and 27.1% for the nine months ended September 30, 2014 and 2013, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC ("Holdings") units for shares of Class A common stock of the Company and reflects the tax effect of any Non-GAAP adjustments.

(7) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of Holdings (excluding FXCM, Inc.), as if the unitholders had fully exchanged their Holdings units for shares of Class A common stock of the Company.

(8) Represents the reclassification of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes to Net (loss) income attributable to other non-controlling interests and the impact of other Non-GAAP adjustments impacting non-controlling interests.

(9) Assumed exchange of units of Holdings for FXCM Inc. Class A shares. As a result of the exchange of Holdings units, the non-controlling interest related to these units is converted to controlling interest.

(10) Represents the elimination of V3 acquisition costs in Q1 2014. A-4

A-7

FXCM Inc.
Reconciliation of Non GAAP Adjusted Net Income to EBITDA
(In thousands)
(Unaudited )
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Non-GAAP adjusted net income	$8,448	$9,668	$12,111	$50,485
Depreciation and amortization	13,944	12,849	39,696	37,304
Interest on borrowings	3,028	2,869	9,121	4,976
Income tax provision	2,711	5,136	4,164	24,096
Net income attributable to other non-controlling interests	313	2,466	1,364	14,387
EBITDA	$28,444	$32,988	$66,456	$131,248

A-8

FXCM Inc.
Reconciliation of Non-GAAP Measures to Non GAAP Adjusted Net Income Excluding Other Stock Compensation and Amortization
(In thousands)
(Unaudited )
	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013

Non-GAAP adjusted net income	$8,448		$9,668		$12,111		$50,485
All other stock compensation	1,303		1,263		3,869		3,661
Amortization of intangibles	7,559		7,000		21,927		20,996
Amortization of debt discount	1,335		1,254		3,933		1,644
Non-Controlling interest adjustment related to the above adjustments	(3,358)		(3,053)		(9,999)		(9,111)
Tax adjustments related to the above	(1,522	)(1)	(1,811	)(1)	(4,550	)(1)	(4,463	)(1)
Non-GAAP adjusted net income excluding other stock compensation and amortization	$13,765		$14,321		$27,291		$63,212

GAAP Weighted average Class A shares outstanding - Diluted	43,819		34,469		42,367		32,009
FXCM Holdings Conversion	35,792	(2)	41,905	(2)	36,532	(2)	43,943	(2)
Non-GAAP Weighted average shares outstanding - Diluted	79,611		76,374		78,899		75,952

Non-GAAP adjusted net income per Adjusted Non GAAP share - diluted	$0.11		$0.13		$0.15		$0.66
Non-GAAP Adjusted Net Income excluding other stock compensation and amortization per Adjusted Non GAAP Share - Diluted	$0.17		$0.19		$0.35		$0.83

(1) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 23.6% and 29.7% for the three months ended September 30, 2014 and 2013, respectively, and 23.6% and 27.1% for the nine months ended September 30, 2014 and 2013, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC ("Holdings") units for shares of Class A common stock of the Company and reflects the tax effect of any Non GAAP adjustments.

(2) Diluted shares assuming all unitholders had fully exchanged their Holdings units for shares of Class A common stock of the Company.

A-9